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                                                                EXHIBIT 10.12
                   LEASE MODIFICATION AND EXTENSION AGREEMENT

THIS LEASE MODIFICATION AND EXTENSION AGREEMENT, made this 12th day of November 1996, between CHERRY HILL INDUSTRIAL SITES, INC., a New Jersey Corporation having its principal office at 1998 Springdale Road, Cherry Hill, New Jersey 08003, (hereinafter referred to as LANDLORD), and Marsam Pharmaceuticals, having an office at Building #31, Olney Avenue, Cherry Hill Industrial Center, Cherry Hill, New Jersey 08003 (hereinafter referred to as TENANT)

Landlord and Tenant hereby covenant as follows:

1. LEASED PREMISES. Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to rent from Landlord Building #15 and adjacent land therto, situated in Cherry Hill Township, Block 490.01, Lot 1 as follows:

            Commencing March 1, 1997 through September 30, 1999 (both dates inclusive, 31 months), the basic net-net-net monthly rental for shall be THIRTY EIGHT THOUSAND THREE HUNDRED AND FOUR DOLLARS AND ZERO CENTS ($38,304.00) per month.

            The Term rental for the 31 month term of this Lease shall be ONE MILLION ONE HUNDRED EIGHTY SEVEN THOUSAND FOUR HUNDRED TWENTY FOUR DOLLARS AND ZERO CENTS ($1,187,424.00).

            Tenant agrees that this Lease shall, unless sooner terminated, pursuant to the covenants hereof, expires absolutely on the expiration date without the requirement of any further notice from Landlord.

2. USE. Tenant shall use and occupy the Premises only for laboratories, light manufacturing, warehousing, offices, distribution, and allied uses pursuant to I-R zoning of Cherry Hill Township or any subsequent zone designated for the Premises by Cherry Hill Township.

3. RENT. Rent is payable on the first day of each month, in advance, during the Term, at the office of the Landlord or such other place as Landlord may designate.

Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made any payment of rent or additional rent as required under this Lease.

No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct rent or additional rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.


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4. SECURITY. VOID

5. ADDITIONAL RENT. Additional rent charges shall be paid to the Landlord within fifteen (15) days of receipt of notice of a bill sent by the Landlord to the tenant.

6. LANDSCAPING. Tenant shall do all grass cutting and landscape maintenance pursuant to standards as established by Landlord. Landlord.

      Tenant shall keep the lawn, landscaped areas, paved surfaces, sidewalks and similar areas free of debris and other waste material at all times. In the event debris and/or other waste material is present upon any of the aforementioned areas, or if, in Landlord's reasonable determination debris and/or waste material originating from Tenant's Premises is upon other properties owned by Landlord, Landlord may, at its option and WITHOUT PRIOR NOTICE OR APPROVAL OF TENANT, remove same. All costs and charges relating thereto shall be payable by Tenant as additional rent. The minimum charge for this service shall be $50.00 per instance and/or occurrence.

7. SNOW REMOVAL. VOID.

8. UPGRADING. Tenant agrees to pay to Landlord, as additional rent, during the term of this Lease the sum of $ 400 per month toward Landlord's costs related to the maintenance and repair of the road easement within Block 490.01 Lot 1 as shown on exhibits B and C attached hereto and made a part hereof.

9. SPRINKLER SYSTEM SERVICE. Tenant shall pay, as additional rent, one hundred (100 %) percent of all charges relating to Building # 15 for sprinkler supervisory service and sprinkler standby fees.

10. UTILITIES. Tenant shall pay for all deposits, costs and charges relating to heat, water, sewer, CCMUA, electricity, gas and similar services rendered or supplied to or upon the Premises, or in connection with the use and occupation of building #15 prior to the date same are due.

      Tenant shall not be released or excused from the performance or any of its obligations under this Lease for any failure, interruption or curtailment of any utilities or services; nor shall any such failure, interruption or curtailment constitute a constructive or partial eviction.

11. PERSONAL PROPERTY TAXES. Tenant shall pay all personal property taxes and other taxes and assessments pertaining to its goods, chattels, machinery, equipment, fixtures, personal property and similar items prior to the date same are due.


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12. REAL PROPERTY TAXES. Tenant shall pay to Landlord, as additional rent One hundred (100%) percent of all real property taxes and assessments levied upon Block 490.01, Lot 1 (Bldg # 15, with adjoining land) under or by virtue of any present or future laws or regulations of any governmental or lawful authority having jurisdiction over the Premises.

      If at any time during the Term any governmental or quasi-governmental authority, having jurisdiction over the Premises imposes (a) a tax, assessment, levy, imposition, license fee or other charge on the rents collected by Landlord, or (b) any other additional or substitute tax, assessment, levy, imposition or charge relating to Block 497.01, Lot 1, any such items shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof.

      Landlord may, at its option, appeal any real property tax or assessment affecting the Premises utilizing such attorneys and/or experts as Landlord deems advisable. In the event of any successful appeal Tenant shall pay to Landlord, as additional rent, either the tax savings to the Tenant for one year or one half of the total tax savings to the Tenant during the remainder of the Term, whichever is less.

13. INSURANCE. In respect to Landlord's fire insurance policy with standard extended coverage and difference in condition policy, Tenant agrees: (a) it will not do nor permit any acts or things which will invalidate or be in conflict with any provisions thereof or which shall cause the insurance rate on the Premises to be higher than on the date of the commencement of this Lease; (b) it shall comply with all present and future rules, regulations and recommendations thereof and shall promptly make all changes, modifications, replacements and alterations as are necessary and/or required.

      The aforementioned policy shall insure only the Landlord's property against damage and/or losses for perils specified therein. In no event will Landlord be responsible for charges and/or costs related to damage, loss, or repair and/or replacement of any property: (a) caused by conditions, exclusions or reasons not covered therein; (b) within the deductible provisions of the aforementioned policies; and/or (c) any property not owned by Landlord.

      Landlord's fire insurance policy with standard extended coverage policy, difference in condition policy and rental income insurance


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policy shall contain a waiver of subrogation of the rights of the Landlord's insurance carrier to proceed against the Tenant for matters are covered therein.

      Tenant is invited and encouraged to review and ascertain the type, deductibles and limits related to Landlord Insurance policies required herein. Tenant is responsible for, and hereby saves and holds harmless Landlord, for all costs, charges and expenses relating to or ensuing from damage, loss, and/or replacement to/of any property, of whatever nature and from any cause whatsoever, not covered by or within the deductible limits of Landlords insurance policies referenced herein.

      Tenant shall pay, as additional rent, 100 percent of Landlord's premiums for fire insurance with standard extended coverage policy, difference in condition policy and rental income insurance policy to the extent the aforementioned policies relate to Building # 15, as determined by Landlord One hundred.

14. TENANT'S INSURANCE OBLIGATIONS. Tenant, as a minimum, shall carry the following insurance policies applicable to the Premises (and other areas as may be required herein) with reputable companies authorized to issue policies in the State of New Jersey having a Moody rating of at least A. The Certificate of Insurance shall indicate Cherry Hill Industrial Sites, Inc. as the additional insured under the "description" portion of the certificate, as follows: "Cherry Hill Industrial Sites, Inc. as additional insured relative to any and all lease/rental premises utilized by the Tenant":

      (a) Comprehensive Public Liability Insurance. Such insurance shall be for a Combined Single Limit (CSL) for bodily injury (including death) and property damage or loss (for occurrences in or about the Premises or arising out of Tenants ownership, maintenance, use or occupancy of the Premises) in the amount of $1,000,000 for each occurrence, and $3,000,000 in the aggregate.

      (b) Personal Property Insurance in amounts and types of coverage to insure against damage or loss to any property including, but not limited to any Tenant alterations, improvements or betterments in or about the Premises that is not the property of Landlord caused by: (1) water, rain, sleet, snow, or ice entering, seeping or leaking into or through the Premises or any portion thereof; (2) fire, explosion, tornado, wind, earthquake or any other casualty or any other similar occurrences; (3) theft, burglary, vandalism, malicious mischief, or other similar occurrences; (4) accidents of any kind, type or nature; (5) electrical, gas or water failure, cutoffs, surges or similar occurrences; (6) loss or damage to property not owned by Landlord by any similar reason.

      (c) Such other insurance, and in such amount, as may from time to time be reasonably required by Landlord or required by law. No insurance requirements as set forth in this Lease shall preclude Tenant from obtaining whatever additional insurance coverages Tenant shall deem necessary or prudent.

      (d) NOTE: Tenant shall have the right to procure its required insurance on a blanket master policy basis and/or an umbrella basis; provided, however, that all such coverage shall otherwise comply with


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all of the requirements contained herein.

      All insurance policies required of Tenant shall: (a) provide at least thirty (30) days prior notice to Landlord and Tenant of any change, modifications or cancellation; and (b) contain a waiver of subrogation of the rights of the Tenant's insurance carrier to proceed against the Landlord for matters which are required to be or are covered by the Tenant's insurance policies.

      Tenant shall give prompt notice to Landlord in case of any fire, casualty, accident or similar occurrence.

15. FIRE. If the Premises shall be partially damaged by fire or similar casualty as is covered under insurance policies carried by Landlord, the damage shall be repaired by and at the expense of Landlord to the extent provided for pursuant to the provisions thereof. Any fire or similar casualty damage to the Premises, within the deductible limits of the aforementioned policies shall be repaired by Landlord, but paid for by Tenant as additional rent.

      The rent, until such repairs are made, shall be apportioned according to the portion of the Premises which was damaged or which has been made unusable, whichever is less. Nevertheless the Lease shall continue in full force and effect.

      If the Premises are totally or substantially damaged by fire or similar casualty as is covered under policies required of Landlord pursuant to the covenants of this Lease, and if Landlord, at its option, decides not to restore or not to rebuild same, Landlord shall then, within sixty (60) days after such fire, give Tenant notice of such decision, and thereupon this Lease shall expire by lapse of time upon the fifth day after such notice is given. Tenant shall then vacate the Premises and surrender same to Landlord.

      For the purpose of this Lease substantial damage is defined as that which is greater than twenty (20%) percent of the insured value of the premises as determined by the cost estimate of Landlord.

      Tenant acknowledges that Landlord will not carry insurance on the furniture, furnishings, inventory, fixtures, equipment, improvements, alterations, additions, property, appurtenances, or similar items that are not the property of Landlord in or upon the Premises and agrees that Landlord is not and shall not be obligated to repair any damage or loss thereto, nor replace same, nor compensate any person or party for any loss, damage, or destruction regardless of cause and/or reason.

      In the event Landlord, at its option, decides to restore or rebuild the Premises, no penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or for delays on account of labor troubles or other reasons or causes beyond Landlord's control.

      In accordance with this paragraph, Tenant explicitly waives applicability of N.J.S.A. 46:8-6 and N.J.S.A. 46:8-7.

16. FIRE PREVENTION SYSTEMS.

      a. If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a "sprinkler system", fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler, fire extinguishing system,


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and/or fire detection system for any reason, whether or not attributable to
Tenant's use of the Premises or Alterations performed by or on behalf of Tenant; OR

      b. If any law, regulation, or order or if any bureau, department or official of the Federal, State, and/or Municipal Governments shall require or recommend the installation of fire extinguishers, a "sprinkler system", fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modification, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant's use of the Premises or Alterations performed by or on behalf of Tenant; OR

      c. If any such installations, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as fixed by said Board or Exchange, from time to time, or by any fire insurance company as a result of the use of the Premises whether or not the same is a permitted use as defined elsewhere herein, then Tenant shall, at Tenant's sole cost and expense, promptly make such installations within the Premises and make such changes, modifications, alterations or the installation of additional sprinkler heads or other required or recommended equipment.

17. REPAIRS, REPLACEMENTS. Tenant shall keep premises in good order and repair and shall promptly make any and all repairs, maintenance, and replacements to the Premises of whatever nature, ordinary and extraordinary, foreseen and unforeseen, except as is specifically provided for herein. All repairs, maintenance and replacements shall be in quality, usefulness, and class at least equal to the original installation.

      Landlord shall not be required to furnish any services, improvements, alterations, or similar items, nor to make any repairs, maintenance, or replacements to the Premises except as is specifically provided for herein.

18. ALTERATIONS. Tenant shall not make any alterations, additions or improvements without Landlord's approval, which shall not be unreasonably withheld or delayed.

      In the event Tenant proposes any alterations, additions, or improvements, it shall submit a complete set of plans and specifications relating thereto, prepared by any architect or professional engineer registered in the State of New Jersey to Landlord. Landlord, at its option, shall grant or deny approval within 15 days after receipt. Landlord may impose any conditions and/or requirements upon Tenant as Landlord considers necessary or prudent to protect Landlord's interest in the Premises. Tenant must agree in writing to adopt any such conditions and/or requirements before any approval is effective.

      If Landlord shall grant approval for the proposed work and provided Tenant has agreed to any conditions and/or requirements made a part of such approval, the following additional conditions shall apply:

      a. Prior to making any alterations, additions or improvements Tenant shall assure itself that the work will not impair the structural integrity of the Premises, or any portion thereof.


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Approval of the proposed work by Landlord shall not constitute or imply a warranty or representation by Landlord that the existing Premises, or any part thereof, is adequate to withstand work proposed by Tenant. By making any alterations, additions, or improvements, Tenant expressly warrants that the same will not impair the structural integrity of the Premises nor any part thereof and are in full compliance with the requirements of all governmental agencies or authorities having jurisdiction. Landlord reserves the right to approve or reject Tenant's contractor. If Tenant's proposed alteration involves a tie-in to building systems, Landlord further reserves the option of requiring Tenant to use Landlord's contractor.

      b. All costs related to the proposed work, irrespective of their nature, are the sole responsibility of Tenant and shall be promptly paid by Tenant at such time as they may be due.

      c. All contractors, labor and/or material suppliers, and similar parties shall agree, in writing, prior to the commencement of any work or procurement of materials, (1) to jointly comply with Tenant with the mechanics lien restrictions contained elsewhere in this Lease; (2) that they are entering into any agreements for labor and/or material with Tenant and not on behalf or for the benefit of Landlord; (3) that the work to be done shall be in conformance with the last plans and specifications approved by Landlord and that no changes shall be made thereto without the approval of Landlord and Tenant; and (4) that they, and their employees and other agents, shall comply with all rules and regulations contained in Tenant's Lease regarding their conduct on the Premises. Proof of such agreements shall be given to Landlord prior to the commencement of the proposed work.

      d. Tenant shall insure, indemnify and hold Landlord harmless for any loss to which Landlord may be subject or which Landlord may sustain relating to accidents, injury to persons (including death), property loss or damage of any nature whatsoever, regardless of cause, arising during or ensuing from the work undertaken by Tenant.

      e. All such alterations, additions and improvements upon completion shall immediately become the property of Landlord, without compensation by Landlord to Tenant or any other party, and simultaneously become part of the Premises, and Tenant's obligations and responsibilities pursuant to the terms and conditions of this Lease shall thenceforth apply to the aforementioned alterations, additions, or improvements. Upon the termination of the Tenant's lease and/or Tenant's vacating of the premises, Tenant shall remove said alterations, additions and improvements at Tenant's expense, if so requested by Landlord.

      f. Upon completion of the work, Tenant will submit to Landlord as-built drawings and certifications of inspections certifying the completion of the alteration, addition or improvement.

19. COMPLIANCE WITH LAWS. With respect to the Premises or the use and occupation thereof, Tenant shall promptly comply with all laws, orders, regulations, and requirements now in force, or which may hereafter be in force, of (a) Federal, State, County, and Municipal authorities and (b) private, quasi-public and public utility companies and similar parties providing services.

      Tenant acknowledges that during the term of this Lease, a system, or materials and components thereof, now existing on the Premises may be legally banned or subject to mandatory modification or conversion to some other system, material or component. Tenant agrees that it will not, on the basis of such legal ban or mandatory modification or


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conversion, claim frustration of purpose, seek termination of the Lease, or seek abatement of rent.

      Tenant shall immediately notify Landlord upon receipt of notice of a ban, conversion requirement, violation or alleged violation of any of the foregoing. Tenant shall also provide Landlord, upon Landlord's request, affidavits and/or representations executed by a knowledgeable officer or principal of the company concerning Tenant's best knowledge and belief regarding Tenant's compliance with particular laws, orders, regulations and requirements as may be cited by Landlord in its request.

20. RULES AND REGULATIONS. Without limiting Tenant's obligations pursuant to any of the terms and conditions of this Lease, Tenant has the following duties:

      a. Between April 15 and May 15 of each year Tenant shall provide to Landlord, in form and content satisfactory to Landlord, a certification from a reputable heating, ventilating and air conditioning contractor acceptable to Landlord, or a professional engineer licensed to practice in the State of New Jersey, confirming that all heating, ventilating and air conditioning systems within the Premises are in good working order and repair and are being properly serviced by Tenant.

      b. Tenant shall keep: (1) the roof and exterior wall systems in a watertight condition; (2) gutters, downspouts, drainage, and sewerage systems free from obstructions and blockages; (3) all yard and exterior wall mounted lighting on during night time hours; (4) parking areas, driveways, walkways, and similar items free from snow, ice, potholes and all other defects and/or hazards; (5) the Premises in a clean, safe, and orderly condition free from debris, refuse, trash, vermin, pests, defects and/or hazards; (6) the dissemination of smoke, dust, odors, fumes, and other noxious gases shall be within the limits of the industrial tolerance standards of the State Department of Health, Bureau of Adult and Industrial Health.

      c. Tenant shall not cause, commit or permit: (1) areas allocated for driveways, walkways, or the parking of automobile vehicles to be used for any other purpose; (2) any public or private nuisance; (3) use or occupancy in a manner reasonably offensive or objectionable to the Landlord by reason of, but not limited to, noise and/or vibrations; (4) debris, dirt, holes, scuff marks, smears, graphics and/or similar items on wall, floor, or ceiling surfaces; (5) any utility service or equipment to be overloaded; (6) anything that will impair or tend to impair, in Landlord's reasonable judgement, the character, value, or appearance of the Premises; (7) outside storage of any kind except as is specifically provided for herein; (8) parking of inoperable vehicles, non-motorized vehicles or trailers in or about the Premises; (9) any part or the whole of the sidewalks, entrances, passages, stairways, corridors or halls of the premises to be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Premises; (10) any signs, advertisements, objects, notices or other lettering to be exhibited, inscribed, painted, or affixed on any part of the outside or inside of the Premises, so as to be visible from the exterior without prior approval of Landlord; (11) any show cases or other items to be put in front of or affixed to any part of the exterior of the building; (12) any water and wash closets and other plumbing fixtures to be used for any purposes other than those for which they were designed/constructed, and no sweepings, rubbish, rags or other substances shall be thrown


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therein; (13) any wires to be installed except in conduits, ducts or outlets established for that purpose, unless prior written consent of Landlord has been obtained; (14) disturbance or interference with other Tenants or occupants of the building or neighboring buildings; (15) canvassing, soliciting or peddling within the Premises; (16) installation of a television, radio, or two-way radio antenna, or any other similar antenna, on the roof, in the windows or upon the exterior of the Premises, without the prior approval of Landlord; (17) any cooking within the Premises, without the prior written consent of Landlord, provided, however, that the heating, refrigerating and preparing of beverages and light snacks for employees shall be permitted if there are appropriate and adequate facilities and equipment for such purposes; (18) unusual or objectionable odors to be produced upon or emanate from the Premises; (19) storage, manufacture or sale of liquor or illegal drugs; (20) any portion of the Premises to be used for lodging or sleeping or for any immoral or illegal purpose; (21) animals of any kind to be brought or kept about the Premises without Landlord's prior approval; (22) notices, posters, or advertising media, except for purposes of emergency, to be affixed on the exterior of the building; and (23) burning of trash or garbage of any kind in or about the Premises.

      d. Tenant shall: (1) store discarded material temporarily being stored outside of the building, forming part of the Premises, within fence-enclosed waste storage containers of a type and at locations approved by Landlord; (2) arrange for and enforce good housekeeping procedures and practices satisfactory to Landlord; (3) arrange for liquid wastes and effluents to be discharged into an approved existing sewage treatment plant in accordance with that plant's regulations and state and federal regulations, or shall treat its own wastes and effluents in a treatment plant or process which is in compliance with the New Jersey State and Federal Statutes and with the requirements of the New Jersey State Department of Health; (4) shall comply with the New Jersey State Statutes and requirements of the New Jersey State Department of Labor and Industry Precaution against fire hazards, radiation, explosion, proper handling and storage of materials and structural design, and safeguards for the health of workers.

      e. Tenant, its agents, employees, contractors, invitees, licensees, and similar parties shall not: (1) interfere with the business of Landlord or other Tenants or persons on any other property owned by Landlord; (2) bring or keep within the premises any flammable, combustible or explosive fluid, chemical or substance of types or quantities not permitted by law and/or Landlord's fire and casualty insurance carrier.

      f. Tenant, its agents, employees, contractors, invitees, licensees, and similar parties shall: (1) obey speed limit, warning and related type signs posted within the road/driveway system of the Cherry Hill Industrial Center; (2) obey fire regulations and procedures governing the premises; (3) keep access lids on exterior waste storage containers in a closed position except when waste is actually being placed within said containers.

      g. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlords reasonable judgment, tends to impair the reputation of said Tenant's Premises or the Cherry Hill Industrial Center, and upon notice from Landlord, such Tenant shall refrain from or discontinue such advertising. Landlord shall have the right to enforce this provision by injunction.

      h. Landlord's employees shall not be required to perform, and


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shall not be required by tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

      i. Tenant shall immediately notify Landlord of any serious breakage, or fire or disorder, occurring within the Premises.

      j. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing Rules and Regulations at any time when, in its judgment, it deems it necessary, desirable or proper for its best interest and/or for the best interest of the tenants, and no such recission, amendment, alteration or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant. Any such rescission, amendment, alteration, or waiver shall become effective ten (10) days after notice by Landlord to Tenant.

      k. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to impose the rules and regulations against any other Tenant or any employees or agents of any other Tenant, and Landlord shall not be responsible or liable to Tenant or others for non-observance or violation of the rules and regulations by any other Tenant or its employees, agents, invitees or licensees at any time.

      l. Tenant, its employees, contractors, agents, assignees, sublessees, invitees, licensees and similar parties shall obey and observe all reasonable rules and regulations established by Landlord from time to time for the conduct of Tenant and/or the welfare, care, cleanliness, preservation of good order, and/or safety of the Cherry Hill Industrial Center. Landlord shall give Tenant at least (10) days notice of the establishment thereof. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations against any other Tenant or any employees or agents of any other Tenant, and Landlord shall not be liable to Tenant or others for violations of the rules and regulations by any other Tenant or its employees, contractors, agents, invitees, licensees or similar parties.

21. EMINENT DOMAIN. If the Premises or any portion thereof are taken under the power of eminent domain, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title. If more than 10% of the floor area of the Premises, or more than 25% of the non floor area of the Premises is taken by condemnation, Tenant may, at Tenant's option, to be exercised by written notice to the Landlord within 10 days after the Landlord shall have given Tenant notice of such taking, terminate this Lease as of the date the condemning authority takes title. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in proportion to the floor area of the Premises taken to the total floor area of the Premises. Any award for taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of the Landlord, whether such award shall be made as compensation for diminution in value of the Leasehold or for the taking of the fee, or as severance damages, or other compensation to which Landlord may be entitled. Tenant may make a separate application for compensation relating to its trade fixtures or personal property.


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22. FORCE MAJEURE. Except as the effect of this paragraph may be expressly excluded in other provisions hereof, the parties shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond the parties control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power sabotage, governmental regulations or controls, fire or other casualty, or through Acts of God.

23. LANDLORDS NON-LIABILITY. Except as is specifically provided for herein:

      Landlord shall not be liable or responsible for any loss or damage to any property regardless of its nature or ownership at any time on or about the Premises arising from any cause or reason whatsoever. Nor shall Landlord be liable or responsible for any harm or injury (including death) to any person at any time on or about the Premises, arising from any cause or reason whatsoever. Tenant shall not hold Landlord in any way responsible or liable therefor and hereby releases and remises Landlord therefrom.

      Without limiting or diminishing Landlord's non-liability as provided for herein, Landlord shall not be responsible or liable to Tenant, its employees, invitees, agents, or any other party for any loss or damage to any property or harm or injury to any persons (including death): (a) which is and/or should have been covered by an insurance policy required of Tenant or which Tenant failed to obtain or keep in force and effect; (b) caused by work stoppages, business interruptions, or similar events; (c) caused by other Tenants, its agents, invitees, employees, and similar parties; (d) caused by operations in construction of any private, public or quasi-public works; (e) caused by any latent or patent defects in the Premises or in any part of the building of which the Premises may form a part; (f) arising out of the design or construction of the Premises; (g) caused by snow, wind, rain, leakage, and similar events into or out of any portion of the Premises; (h) caused by leakage, overflows, obstructions, blockages, explosions, collapse, bursts, surges, and similar events of any mechanical, structural, or other component and/or part thereof;
(i) arising from or caused by Tenant's business operation, occupancy and/or use of the Premises and/or the streets, rights of way, and walkways adjacent thereto, or any other similar reason.

      All non-liability, waivers of liability, and save and hold harmless references in this Lease given Cherry Hill Industrial Sites, Inc., as Landlord, shall apply to (a) Cherry Hill Industrial Sites, Inc., as General Contractor, Designer, Contractor, or Subcontractor; and (b) any partner, joint venturer, director, officer, agent, stockholder, and employee of Cherry Hill Industrial Sites, Inc.

24. INDEMNIFICATION. Tenant shall not do, nor permit to be done, any act or thing in or upon the Premises, which may, will, or does subject Landlord to any claims, penalties, expenses, judgments, responsibility, liability, damages or similar occurrence by reason of damage or loss to any property or harm and/or injury (including death) to any persons at any time.

      Tenant agrees to and shall hold and save harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney fees, claims and liability for losses or damage to property and/or injury to any person (including death) resulting from any acts or omissions by the Tenant, or its agents, employees, guests, licensees, invitees, sub-tenants, contractors and similar parties, or for any cause or reason arising out of or by reason of Tenant's use and/or occupancy of the Premises and/or the conduct of Tenant's business and/or the breach by Tenant of any of the terms and conditions of this Lease and/or similar reason.

25. FAILURE TO GIVE POSSESSION. If Landlord, for any reason, shall be unable to give possession of the Premises on the date set for the commencement of the Term, Landlord shall not be subject to any liability for such failure. Under such circumstances, provided the delay is not caused or contributed to by Tenant, the rent payments shall not commence until possession of the Premises is given or the Premises are available for occupancy by Tenant, whichever occurs first. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall it be construed in any way as an extension to the Term or expiration date of this Lease.

      If Landlord, at its option, grants Tenant permission to enter into the possession of the Premises prior to the date specified as the commencement of the Term, Tenant agrees that such occupancy shall be pursuant to the terms and conditions of this Lease.

26. LIENS. Tenant shall not do anything which shall interfere with Landlord's rights of ownership in the Premises. Tenant shall not permit nor allow any notice of intention to file any type of lien (including, but not limited to, mechanics liens) to be filed against the Premises. However, in the event any notice of intention to file a lien is filed for work to be performed, material to be furnished, or a lien is filed for work claimed to have been done or for materials claimed to have been furnished to Tenant, same shall be discharged of record and satisfied by Tenant within five (5) days thereafter at Tenant's own cost and expense, or Tenant shall file a bond pursuant to statute releasing such liens. Failure to do so shall entitle Landlord to resort to such remedies as are provided herein in case of any default of this Lease, in addition to such as are permitted by law.

27. ACCESS TO PREMISES. Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times for the purpose of: (a) examining or inspecting the same; (b) showing the same to prospective purchasers, mortgagees or Tenants; (c) making such alterations, repairs, improvements or additions to the Premises or to the Building as may be necessary; (d) any other similar or reasonable purpose.

      If representatives of Tenant shall not be present to open and permit entry into the Premises at an time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without: (a) liability to Landlord, its employees, agents, invitees and similar parties; (b) hindrance or molestation from Tenant, its employees, and agents; and (c) such entry constituting an eviction of Tenant or termination of this Lease.

28. ASSIGNMENT.

      a. Tenant shall not assign, mortgage, pledge, encumber or in any manner transfer this Lease or any portion thereof, or any interest herein, or sublet the whole or any part of the Premises, without obtaining the approval of Landlord. In the event of any such occurrence, with or without Landlord's approval, Tenant shall, nevertheless, remain liable for the performance of all the terms and conditions of this Lease and will require any assignee/sublessee to execute and deliver to Landlord an assumption of all of the terms and conditions of this Lease in form satisfactory to Landlord. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, any profit which may inure to the benefit of Tenant as a result of any partial or entire subletting of the Premises or assignment of this Lease, whether or not approved by Landlord.

      b. For the purposes of this paragraph, Tenant understands that the transfer of a majority of Tenant's stock is tantamount to an assignment.

      c. As a condition precedent to Tenant's right to sublease the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, first comply with ECRA and fulfill all of Tenant's environmental obligations under this Lease pursuant to paragraph 51 which also arise upon termination of Tenant's lease term. If this condition is not satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

      Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the NJDEP and all documents, reports, directives and correspondence provided by the NJDEP to Tenant. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises. Tenant shall notify Landlord in advance of all meetings scheduled between Tenant and NJDEP, and Landlord may attend all such meetings.

      d. Should Tenant make an assignment or sublet the Premises or any portion thereof without the approval of Landlord, then Landlord may, at its option, terminate this Lease by giving Tenant five (5) days notice of Landlord's intention to do so and, upon the expiration of five (5) days, this Lease shall terminate and Tenant shall peaceably quit and surrender the Premises to Landlord; nevertheless Tenant shall remain liable as provided elsewhere in this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Tenant by operation of law, without the approval of Landlord.

      e. Subletting or assigning this Lease to anyone other than an actual user of the Premises is positively prohibited.

      f. Tenant may assign this Lease or sublet the Premises or any part thereof to a subsidiary or controlled or affiliated concern of Tenant and of its parent, or a surviving company of a merger or consolidation of any of the foregoing without the Landlord's consent. Tenant is expressly granted consent to assign or sublet the Premises, or any portion thereof, to a wholly owned subsidiary.

29. SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of any mortgages and/or other encumbrances, common right-of-way's, easements and similar items existing or hereafter placed upon the Premises by Landlord, or with the permission of Landlord, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant agrees, however, at the election of a mortgagee, to attorn to any holder of any mortgage to which this Lease is subordinate. Tenant agrees to execute and deliver promptly upon demand, and without charge, such further instrument or instruments evidencing such subordination of this Lease to the lien of any mortgage and/or other encumbrance. Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact to execute and deliver such instrument or instruments for and in the name of the Tenant provided same have not been executed by Tenant within ten (10) days after Landlord's notice to Tenant.

      Landlord agrees that the subordination of the Lease to any future mortgage relating to the Premises shall be conditional and contingent upon any such mortgagee's agreeing that, so long as Tenant is not in default under the terms and conditions of the Lease, such mortgages shall not disturb Tenant's use, possession and occupancy of the Premises.

30. CERTIFICATIONS. Tenant agrees, within ten (10) days after Landlord's notice, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying: (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications); (2) that the Tenant has accepted possession of the Premises and the date on which the term of the Lease commenced; (3) the dates to which rent and additional rent have been paid in advance, if any; (4) whether or not to the best knowledge of the signer of such certificate, Landlord is in default in the performance of any covenant of this Lease, and, if so, specifying each such default of which the signers may have knowledge; (5) any other reasonable stipulation as may be required and/or requested by Landlord. It is understood that such instrument may be relied upon by a prospective purchaser of the fee or any mortgagee of the Premises.

      Tenant shall provide to Landlord, if requested, its latest audited financial statement, accurately reflecting its financial condition for the latest fiscal year of Tenant. It is understood that such statement may by relied upon by a prospective purchaser of the fee or any mortgagee of the Premises.

31. DEFAULT AND REMEDIES.

      a. Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

            (1) Failure of Tenant to accept possession of the Premises within thirty (30) days after the effective date of the Lease;

            (2) The vacating or abandonment of the Premises by Tenant;

            (3) The failure by Tenant to pay, when due, any installment of rent hereunder or any additional rent or any such other sum herein required to be paid by Tenant;

            (4) A failure by Tenant to observe and perform any other provision or terms and conditions of this lease to be observed or performed by Tenant, where such failure continues for fifteen (15) days (or a lesser time period when an emergency or law requires or makes such a reduction for abatement and/or correction prudent; or when a lessor of non notice provision is specifically provided for in any covenant of this Lease) after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such fifteen (15) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

      b. Remedies. Upon the occurrence of any such event of default set forth above;

            (1) Landlord may (but shall not be required to) perform for the account of Tenant the curing of any default of Tenant and immediately recover as additional rent any expenditure made and the amount of any obligations incurred in connection therewith, plus interest at the rate of four percent (4%) per annum over the Midlantic National Bank/South prime rate from the date of such expenditure;

            (2) Tenant may cure any monetary default by making payment of the monies due, together with a late charge of 5% of the amount due not later than ten (10) calendar days after notice of the default has been given to Tenant. If said default should continue for a longer period, Landlord may accelerate all rent and additional rent due for the succeeding nine (9) months of the term of this Lease and declare the same to be immediately due and payable.

            (3) Tenant may cure any non-monetary default by correcting the default condition described in Landlord's notice to Tenant if said corrections are completed within twenty (20) calendar days after notice of the default has been given to Tenant. If said default should continue for a longer period, Landlord may accelerate all rent and additional rent due for the succeeding nine
(9) months of the term of this Lease and declare the same to be immediately due and payable.

            (4) In the event of default, and the failure of Tenant to cure same within the designated time period, Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof and all renewal options shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any terms, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be relet;

            (5) Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Premises and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new Tenant;

            (6) The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be substantial, will exceed the amount of the monthly installments of the Rent payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration date or sooner termination of the Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration date or sooner termination of this Lease, a sum equal to two times the aggregate of that portion of Base Annual Rent and Additional Rent that was payable under this Lease during the last month of the Term.

            (7) Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration date or sooner termination of the Lease.

            (8) In addition to all remedies provided herein or by law, Tenant shall pay to Landlord reasonable attorneys fees and court costs and any other expenses incurred as a result of such breach or default.

32. BANKRUPTCY.

      a. Anything elsewhere in this lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this Lease shall be assigned in accordance with its terms, the provisions of this
Article 31 shall be applicable only to the party then owning Tenant's interest in this Lease.

      b. It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

33. EXPIRATION. Upon the expiration date of this Lease or prior termination specified by Landlord pursuant to notice as provided for elsewhere in this
Lease: (a) Tenant shall remove all of its personal property from the Premises;
(b) Tenant shall peacefully quit and surrender to Landlord the Premises, broom clean and in the same condition in which Tenant has agreed to keep it during the Term. Tenant's obligation to observe or perform this covenant shall survive the expiration or prior termination date of this Lease; (c) Tenant, for itself and on behalf of any and all persons claiming through or under it, including, but not limited to, creditors of every kind, shall and does hereby waive and surrender all rights and privileges which it may have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease; (d) Landlord may enter and repossess the Premises as of Landlord's former estate and expel Tenant, and those claiming through or under Tenant from the Premises; (e) Landlord may remove from the Premises any property of Tenant and/or the property of those cliaming through or under Tenant and, without notice to Tenant or others, sell such property or any part thereof at public or private sale or Landlord may treat such property or any part thereof as abandoned and dispose of same in any manner as Landlord, at its option, elects, all at the risk and cost of Tenant and without any liability to Landlord whatsoever.

      If during the last month of the term or prior termination, Tenant has removed all or substantially all of the Tenant's property from the Premises, Landlord may, without notice to Tenant, immediately enter the Premises to renovate and decorate the Premises, without liability to Tenant and without reducing or otherwise affecting Tenant's obligations hereunder.

34. USE AND OCCUPANCY ON HOLDOVER. Tenant agrees that if possession of the Premises is not surrendered to Landlord upon the expiration date or sooner termination of the Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as use and occupancy, for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration date or sooner termination of this Lease, a sum equal to two times the aggregate of that portion of Base Annual Rent and Additional Rent that was payable under this Lease during the last month of the Term.

      Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration date or sooner termination of the Lease.

35. NON-WAIVER BY LANDLORD. Landlord may restrain any breach or threatened breach of any covenant of this Lease by Tenant. However, the recitation herein of any particular remedy shall not preclude the Landlord from any other remedy it may have, either at law or in equity. Landlord, at its option, may pursue more than one remedy available either concurrently or separately. The failure of Landlord to insist upon the strict performance of any one of the terms and conditions of this Lease or to exercise any right, remedy or election provided for in this Lease, or permitted by law, shall not constitute or be construed as a waiver or relinquishment of such right, remedy or election. Landlord may, at its option, mitigate any damages caused or arising out of Tenant's breach of any of the terms and conditions of this Lease, but shall not be under any obligation or duty to do so. Any rights and remedies of Landlord, whether created by the terms of this Lease or existing at law, in equity, or otherwise, shall be distinct, separate and cumulative and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

      No covenant of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing, signed by Landlord.

36. QUIET ENJOYMENT. Landlord covenants that upon Tenant observing and performing all the terms and conditions of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term aforementioned.

37. BILLS/NOTICES. Except as otherwise provided in this Lease, any bill, statement, or notice shall be deemed sufficient if written and delivered to Tenant personally or sent by certified mail, return receipt requested, to Tenant at the Premises. The time of mailing of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when same is mailed to Tenant as herein provided. Any notice by Tenant to Landlord must be served by certified mail, return receipt requested, to Landlord at the address herein given or at such other address as Landlord shall designate.

38. WAIVER OF TRIAL BY JURY. Landlord and Tenant agree that the respective parties shall and hereby do waive trial by jury in any action or proceeding brought by either of the parties hereto against the other on any matters arising out this Lease.

      In any action brought by the Landlord against the Tenant, Tenant shall not interpose any counterclaim against Landlord, but same shall be subject to an independent action which is not to be consolidated with the Landlord's action.

      This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

      If Landlord institutes a dispossess or eviction action in response to Tenant's refusal to vacate the Premises, Tenant waives its right to invoke N.J.S.A. 2A.18-60. In any action brought by the Landlord against the Tenant, Tenant shall not interpose any counterclaim against Landlord, but same shall be subject to an independent action which is not to be consolidated with the Landlord's action.

39. SIGNS. The Tenant shall not place nor allow to be placed any signs upon or about the exterior of the building or the grounds of the

Premises, or other property of Landlord unless of a design and structure and at such locations as shall be first approved by the Landlord and then the appropriate governmental authorities and/or agencies, if required.

      Tenant, shall pay, as additional rent, all costs and charges incurred by Landlord related to the installation, repair, maintenance, or replacement of all signs related to the Tenant within the Cherry Hill Industrial Center.

40. BROKER. Tenant represents to Landlord that it has not dealt with any brokerage company regarding this Lease. Tenant shall hold and keep Landlord harmless from and against any claim for brokerage commissions and all liabilities and expenses arising therefrom.

41. NO REPRESENTATIONS. (a) Tenant has rented the Premises after a complete inspection and examination of its present condition and without any representation on the part of the Landlord, its agents, employees, and similar parties as to the condition or usefulness of the Premises; (b) Tenant does not acquire any rights, easements or licenses by implication or otherwise, except as are specifically provided for herein; (c) Tenant's possession of the Premises shall be conclusive evidence that the Premises were in good and satisfactory condition at the time Tenant took possession and that Tenant accepted same "as is" and in its present condition without any express or implied warranties; (d) upon execution of this Lease or anytime thereafter Tenant assumes the full and sole responsibility for the condition, safety, operation and management of the Premises pursuant to the terms and conditions contained herein.

42. LANDLORD'S APPROVAL. Except where specifically stated otherwise:

      Whenever Landlord's approval or consent is required pursuant to any term or condition of this Lease, such approval shall be in writing and in advance for each occurrence. Landlord is under no duty or obligation to grant approvals.

      Whenever this Lease provides for a Landlord's option, it is agreed such does not imply or constitute a duty or an obligation of Landlord.

      Whenever this Lease provides for Landlord's approval which shall not be unreasonably withheld, it is agreed that Tenant's remedy in the event of Landlord's non-approval is limited to specific performance.

43. NET LEASE. It is intended that the rent and additional rent reserved hereunder shall be an absolutely net return to the Landlord throughout the Term. The rent and additional rent reserved hereunder shall be paid to the Landlord without any claim on the part of Tenant, or those claiming under Tenant, for diminution, setoff, deduction, or abatement except as is specifically provided for herein.

      Tenant's obligation to pay rent and additional rent hereunder, and to perform the terms and conditions of this Lease shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations hereunder, or because Tenant's use and occupancy of the Premises is disturbed, for any reason other than "as is" specifically provided for herein.

44. LANDLORD'S BREACH. Tenant shall look solely to a sum that shall not exceed twenty percent (20%) of the net annual rental or ten percent (10%) of the balance of the term rent, whichever is less, for the satisfaction of the remedies of Tenant in the event of a breach by Landlord of any of the covenant(s) of this Lease.

45. TENANTS WARRANTY. Tenant warrants that if it is a corporation that: (a) it is duly incorporated and/or qualified under the laws of the State of NEW JERSEY and is authorized to do business in the State of New Jersey and is in good standing; (b) all necessary corporate action necessary to authorize the execution of this Lease upon the terms and conditions set forth herein have been duly taken; and (c) the officer(s) executing and delivering this Lease have been duly authorized to bind the corporation to the terms and conditions herein contained.

46. ADVERSE POSSESSION. Tenant shall not suffer or permit the Premises, or any portion thereof, to be used without restriction or in such a manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible claims of adverse usage or adverse possession, or of implied dedication of the Premises or any portion thereof.

47. COMPLIANCE WITH THE NJ ENVIRONMENTAL CLEANUP RESPONSIBILITY ACT.

      a. Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any successor legislation and regulations, and any amendments or additions thereto, (hereinafter referred to as "ECRA"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation or its successor ("Element") of the New Jersey Department of Environmental Protection ("NJDEP").

      b. Tenant's obligations under this paragraph shall arise if there is any closing, termination or transferring of operations of an industrial establishment at the premises pursuant to ECRA, whether triggered by Landlord or Tenant.

      c. Provided this Lease is not previously cancelled or terminated by either party or by operation of law, Tenant shall commence its submission to the Element in anticipation of the end of the lease term no later than one (1) year prior to the expiration of the lease term. Tenant shall promptly furnish to Landlord true and complete copies of communications provided by Tenant to the Element, and all documents, reports, directives, correspondence and oral or written communications by the Element to Tenant. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and tests taken at and around the Premises. Tenant shall notify Landlord in advance of all meetings scheduled between Tenant and NJDEP, and Landlord may attend all such meetings.

      d. Should the Element or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of a spill or discharge of a hazardous substance or waste at the Premises which occurred during the term of the Lease, Tenant shall, at Tenant's own expense, promptly prepare and submit the required plan and financial assurances and shall promptly carry out the approved plans.

      e. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or NJDEP for preparation of a non-applicability affidavit, de minimus quantity exemption application, negative declaration application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or NJDEP.

      f. Should Tenant's operations at the Premises be outside of those industrial operations covered by ECRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimus quantity exemption from the Element prior to termination of the Lease term and shall promptly provide Tenant's submission and the Element's exemption letter to Landlord. Should Tenant obtain a letter of non-applicability or de minimus quantity exemption from the Element, then Tenant shall, at Landlord's option, hire a consultant satisfactory to Landlord to undertake sampling at the Premises sufficient to determine whether or not Tenant's operations have resulted in a spill or discharge of a hazardous substance or waste at or around the Premises. Should the sampling reveal any spill or discharge of a hazardous substance or waste, the Tenant shall, at Tenant's expense, promptly clean up the Premises to the satisfaction of Landlord and NJDEP.

      g. If Tenant fails to obtain either: (i) a non-applicability letter; (ii) a de minimus exemption; (iii) a negative declaration; or (iv) final approval of cleanup; (collectively referred to as "ECRA clearance") from the Element; or fails to clean up the Premises pursuant to subparagraph (f) above, prior to the expiration or earlier termination of the lease term, then upon the expiration or earlier termination of the lease term Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises. If Landlord considers the lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ECRA clearance and to fulfill the obligations set forth in subparagraph (f) above. If Landlord treats Tenant as a holdover tenant in possession of the Premises, then Tenant shall monthly pay to Landlord double the regular and additional monthly rent which Tenant would otherwise have paid, until such time as Tenant obtains ECRA clearance and fulfills its obligations under subparagraph (f) above, and during the holdover period all of the terms of this Lease shall remain in full force and effect.

      h. Tenant represents and warrants to Landlord that Tenant intends to use the Premises for activities relating to the warehousing and distribution of pharmaceutical products. Tenant's use of the Premises shall be restricted to the classifications set forth above unless Tenant obtains Landlord's written prior written consent to any change in use of the Premises. Prior to the commencement date of Tenant's lease term, Tenant shall supply to Landlord an affidavit of an officer of Tenant ("Officer's Affidavit") setting forth Tenant's SIC numbers and a detailed description of the operations and processes Tenant will undertake at the Premises, organized in the form of a narrative report including a description and quantification of hazardous substances and wastes to be generated, manufactured, refined, transported, treated, stored, handled or disposed of at the Premises. Following commencement of the lease term, Tenant shall notify Landlord by way of a supplemental Officer's Affidavit, as to any changes in Tenant's operation, SIC number or use or generation of hazardous substances and wastes. Tenant shall also supplement and update Officer's Affidavit upon each anniversary of the commencement of the lease term. Tenant shall not commence or alter any operations at the Premises prior to (i) obtaining all required operating and discharge permits or approvals, including, but not limited to, air pollution control permits and pollution discharge elimination system permits from NJDEP, all governmental or public authorities having jurisdiction over Tenant's operations or the Premises, and (ii) providing copies of permits and approvals to Landlord.

      i. Tenant shall permit Landlord and Landlord's agents, servants and employees, including but not limited to, legal counsel and environmental consultants and engineers, access to the Premises for the purposes of environmental inspections and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Tenant shall not restrict access to any part of the Premises, and Tenant shall not impose any conditions to access. In the event that Landlord's environmental inspection shall include sampling and testing of the Premises, Landlord shall use its best efforts to avoid interfering with Tenant's use of the Premises, and upon completion of sampling and testing shall repair and restore the affected areas of the Premises from any damage caused by the sampling and testing.

      j. Tenant's indemnification of Landlord as set forth elsewhere within this Lease shall extend to any and all claims, liabilities, losses, damages, and costs, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees, which Landlord may incur by reason of Tenant's action or non-action with regard to Tenant's obligations under this paragraph.

      k. This paragraph shall survive the expiration or earlier termination of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction without limiting Landlord's right to remedy as provided for elsewhere in this Lease.

48. RESPONSIBILITY FOR HAZARDOUS SUBSTANCES

      a. Hazardous Substances: The term "Hazardous Substances", as described in this Lease, shall include, but shall not be limited to, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

      b. Tenant's Restrictions: Tenant shall not cause or permit to occur:

            (1) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

            (2) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance, on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except as specifically required during the lawful conduct of Tenant's permitted use, as such is defined elsewhere herein.

      c. Environmental Clean-Up

            (1) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

            (2) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws.

            (3) Should the Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of the Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans in a timely manner.

            (4) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by the Landlord. If Tenant fails to fulfill any duty imposed under this sub-paragraph within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this sub-paragraph c.

      d. Tenant's Indemnity.

            Tenant shall indemnify, defend and hold harmless Cherry Hill Industrial Sites, Inc. as Landlord, Landlord and Contractor, and its officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

      e. Tenant's obligations and liabilities under this paragraph 48 shall survive the natural expiration or sooner termination of this Lease.

      f. Landlord represents that as of the date of the execution of this Lease, Landlord has no knowledge of, and has not received any notice of any violation from the NJDEP affecting the Premises.

49. ENVIRONMENTAL REPORTS. Tenant shall promptly provide Landlord with:

      a. all documentation and correspondence provided to NJDEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1, et seq. and the regulations promulgated thereunder ("Right to Know Act"), and any amendments or additions thereto,

      b. all reports and notices made by Tenant pursuant to the Hazardous Substances Discharge Reports and Notices Act, N.J.S.A. 13:1K-15 et seq., and the regulations promulgated thereunder ("Reports and Notices Act"), and any amendments or additions thereto, and

      c. any notices, correspondence and submissions made by Tenant to NJDEP, the United States Environmental Protection Agency (EPA), the

United States Occupational, Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous waste or substances.

50. ENVIRONMENTAL LIENS. Tenant shall promptly notify Landlord as to any liens threatened or attached against the Premises pursuant to the Spill Act or any other environmental law. In the event that such a lien is filed against the Premises, then Tenant shall, within thirty (30) days from the date that the lien is placed against the Premises, and at any rate prior to the date any governmental authority commences proceedings to sell the Premises pursuant to the lien, either: (a) pay the claim and remove the lien from the Premises; or
(b) furnish either (i) a bond satisfactory to Landlord in the amount of the claim out of which the lien arises, (ii) a cash deposit in the amount of the claim out of which the lien arises, or (iii) other security satisfactory to Landlord in an amount sufficient to discharge the claim out of which the lien arises.

51. BINDING OFFER. It is understood and agreed by the Landlord and Tenant that this Lease is an offer only and is submitted to Tenant for signature with the understanding that it shall not bind Landlord unless and until it has been executed by Landlord.

52. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties. No representative, agent, or employee of the Landlord has been authorized to make any representations or promises or to vary, alter or modify the covenants hereof. No additions, changes, modifications, renewals or extensions of this Lease shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

      This Lease may not be cancelled or terminated by Tenant without the consent of Landlord except as is specifically provided for elsewhere in this Lease.

53. APPLICATION AND DURATION. Wherever in this Lease an obligation is imposed upon or required of Tenant, same shall be at Tenant's sole cost and expense.

      Obligation of Tenant pursuant to the terms and conditions of this Lease are: (a) for the Premises as set forth in exhibit "A" unless extended in scope pursuant to any particular provision and/or as the sense and circumstances of the text may require; (b) for the duration/term of the Lease unless having application before the commencement date and/or if they survive the expiration date or prior termination date pursuant to any provision contained herein.

54. VALIDITY. The terms and conditions of this Lease shall be deemed severable, if any clause or provision herein shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by the operation of any applicable law, such an occurrence shall not affect the validity of any other clause and/or provision herein, and this Lease and such other clauses and provision shall remain in full force and effect.

      Landlord, however, at its option, may pursue the relief or remedy sought in any invalid clause by conforming the said clause with the provision of the statutes or the regulation of any governmental agency as if the particular provisions of the applicable statutes or

55. COUNTERPARTS. This Lease may be executed in several counterparts, each of Which shall be deemed to be an original copy, and all of which taken together shall constitute one agreement binding on all parties hereto, notwithstanding that the parties shall not have signed the same counterpart.

56. GENDER NEUTER. In all references herein to any pronouns, parties, persons, entities, or corporation, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the sense and circumstances of the context may require.

57. BINDING AGREEMENT. All the terms and conditions contained herein shall be for and shall inure to the benefit of and shall bind the respective parties hereto, their heirs, successors and assigns.

58. APPLICABLE LAW. Landlord and Tenant agree that this Lease and any suits and/or special proceedings under it will be governed and construed pursuant to the laws of the State of New Jersey.

59. CAPTIONS. The captions are inserted only as a matter of convenience and in no way define, limit or describe the scope of this Lease nor the intent of any covenant thereof.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date written.


                                             CHERRY HILL INDUSTRIAL SITES, INC.


/s/ [Illegible]           Date: 11/12/96     By: /s/ Paul Heise
--------------------------                       -------------------------------
Witness as to Landlord                           Paul Heise, President


                                             MARSAM PHARMACEUTICALS


/s/ [Illegible]           Date: 11/12/96     By: /s/ Marvin Samson
--------------------------                       -------------------------------
Witness as to Tenant                             Marvin Samson, President

                              ESTOPPLE CERTIFICATE

TO:   SUN NATIONAL BANK

      WHEREAS, CHERRY HILL INDUSTRIAL SITES, INC., ("the landlord") has entered into a lease (the "Lease") with MARSAM PHARMACEUTICALS, INC. ("Tenant") for the rental of the property located in Building #15, 20 Olney Avenue, Cherry Hill Township, New Jersey ("Premises"); and

      WHEREAS, Landlord has applied to Sun National Bank ("Bank") for a loan which is secured in part by a mortgage encumbering the Premises;

      NOW, THEREFORE, the undersigned, party to the Lease confirms the following:

      1. A true, complete and correct copy of the Lease has previous been provided to the bank by the Landlord. The Lease is presently in full force and effect; it has not been amended or modified in any way, and it represents the entire agreement between Landlord and Tenant.

      2. The term of the Lease commenced on March 1, 1994, and will expire on September 30, 1999. Full rental at the rate per month as set forth in the Lease is currently accruing thereunder.

      3. Tenant has accepted possession of the Premises pursuant to the terms of the Lease and is in occupancy thereof. All construction and/or improvements required by the Lease have been completed.

      4. Tenant, as of this date, has no claim or offset under the Lease or otherwise, against rents or other charges due to or become due thereunder.

      5. All rentals and other charges due and payable under the Lease by Tenant have been paid up to date. No rent under the Lease has been or will be paid more than thirty (30) days in advance of its due date.

      6. Neither Tenant nor Landlord is now in default in the performance of any of their respective obligations under the lease.

      7. Tenant has not assigned its interest in the Lease, and Tenant has received no notice of any assignment of the rents accruing under the Lease.

      8.    Landlord is holding no security deposit.

      9. Tenant has an agreement to purchase the premises. A copy of which has been previously provided the Bank by the landlord.

      10. Tenant acknowledges that the Bank is relying upon this Estoppel Certificate in making the Loan to Landlord.

      11. Tenant further acknowledges that Tenant will not look to the Bank as mortgagee, mortgagee in possession, or successor in title to the Premises for the accountability for any future security deposit held by Landlord, or any successor landlord, unless said sums have actually been received by said mortgagee.

      IN WITNESS WHEREOF, the party hereto intending to be legally bound hereby has affixed hand and seal the 24th day of February, 1997.


                                  TENANT: MARSAM PHARMACEUTICALS, INC.


                                       BY: /s/ [Illegible]
------------------------                  -----------------------------
Witness

                                          /s/ Dale Desanto              Witness
------------------------               --------------------------------

SA_9315c

                                AGREEMENT OF SALE
                MODIFICATION SUPERSEDING PRIOR AGREEMENT OF SALE
                    BETWEEN THE PARTIES DATED JANUARY 18, 1994

      This Agreement made this 12th day of November, 1996 by and between CHERRY HILL INDUSTRIAL SITES, INC., a New Jersey corporation, whose address is 1998 Springdale Road, Cherry Hill, NJ 08003 (hereinafter referred to as the "Seller"), and MARSAM PHARMACEUTICALS INC., a Delaware corporation, whose address is Building 31, Olney Avenue, Cherry Hill, New Jersey 08003 (hereinafter referred to as the "Buyer").

                              W I T N E S S E T H:

      In consideration of the mutual covenants herein contained, the parties, intending to be legally bound, agree as follows:

1. AGREEMENT TO SELL AND PURCHASE. Seller hereby agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller approximately 8.50 acres of land and the building known as Building #l5 located on that certain premises designated as Lot 1, Block 490.01 on the Tax Map of Cherry Hill Township) on the Tax Map of the Township of Cherry Hill, County of Camden, State of New Jersey, as more particularly described in Exhibit A attached hereto, together with all right, title and interest and estate of Seller in and to the Premises, and the tenements, hereditaments, appurtenances, and any right of ways and easements appurtenant thereto; all right title and interest of Seller, if any, in and to
(i) the land lying in the bed of any street or highway in front of or adjoining the Premises to the center line thereof, (ii) any unpaid award for any taking by condemnation or any damage to the Premises by reason of a change of grade of any street or highway, (iii) all improvements located on the Premises, and (iv) all tangible and intangible rights and interests with respect to the Premises; subject to the terms and conditions contained herein (the "Premises").

      The descriptions attached hereto in Exhibit A have been prepared and certified by the Seller's surveyor.

2. PURCHASE PRICE. The purchase price for the Premises is FIVE MILLION AND THREE HUNDRED EIGHTEEN THOUSAND NINE HUNDRED AND NINETY DOLLARS AND ZERO CENTS ($5,318,990.00) ("Purchase Price"), which shall be payable as follows:

      a. Buyer has deposited with Seller the sum of TWO HUNDRED FIFTY THOUSAND and No/100 DOLLARS ($250,000.00) (the "Deposit"). Seller shall hold the DEPOSIT in a separate interest-bearing account.

      The Deposit shall be paid to and deposited in escrow with the Seller and shall be held by the Seller in an interest bearing separate account. Except as otherwise provided in this Agreement, the Deposit shall be (i) kept by Seller until the second installment payment is made by buyer, as provided in this agreement; (ii) paid to Buyer upon either a permitted termination of this Agreement as provided herein or a default hereunder by Seller as provided in this Agreement; or (iii) kept by Seller upon a failure hereunder by Buyer to pay the balance of the Purchase Price as provided in Paragraph 2.b of this Agreement.

      All interest accruing on the deposit shall be kept by the seller.

      b. Closing shall take place at the office of Seller located at 1998 Springdale Road, Cherry Hill, New Jersey, 08003; or such other place as may be designated by Seller, no sooner than October 1, 1999 but not later than October 6, 1999.

            Buyer shall make a payment of FIVE MILLION AND THREE HUNDRED EIGHTEEN THOUSAND NINE HUNDRED AND NINETY DOLLARS AND ZERO CENTS
($5,318,990.00) ("Purchase Price") less the deposit referrenced in paragraph 2a, by cash, or wire transfer into Seller's account, or such other account as Seller may designate.

      The following adjustments and payments shall be made at Closing:

      a. Real property taxes for the then current year relating to the Premises shall be adjusted as of the date of Closing. If the Closing shall occur before the tax rate is fixed, the apportionment of taxes shall be on the basis of the tax rate for the immediately preceding year, applied to the latest assessed valuation;

      b. Any assessments levied on the property shall be paid by Buyer;

      c. Buyer shall pay the New Jersey Realty Transfer Tax in connection with the conveyance (which obligation shall survive Closing);

      d. Mortgages, liens or judgments of record shall be paid or otherwise satisfied by Seller in accordance with the terms of this Agreement; and

      e. The parties shall each be solely responsible for the fees and expenses of their respective counsel.

      The Deposit shall be paid to and deposited in escrow with the Seller and shall be held by the Seller in an interest bearing separate account. Except as otherwise provided in this Agreement, the Deposit shall be (i) kept by Seller until the second installment payment is made by buyer, as provided in this agreement; (ii) paid to Buyer upon either a permitted termination of this Agreement as provided herein or a default hereunder by Seller as provided in this Agreement; or (iii) kept by Seller upon a failure hereunder by Buyer to pay the balance of the Purchase Price as provided in Paragraph 2.b of this Agreement.

3. TITLE TO PREMISES. At Closing, Seller shall convey to Buyer, by special warranty deed, good and marketable title of record in fee simple to the Premises. All costs related to closing shall be paid by Buyer. Such costs shall be deemed to include real property taxes, real estate transfer taxes, sewer charges and other municipal and local taxes, assessments and levies upon the property which are required by the title company or Buyer's lender to be paid.

      The Buyer shall be required to accept at closing those restrictions of record that may appear on the title report to be issued by Continental Title Insurance Company, 8000 Sagemore Drive, Suite 8202, Marlton, NJ 08053 (Required Encumbrances). Buyer further agrees that it will execute the easements, attached hereto as Exhibits B and C, relating to the private road system in the industrial center in which building #31 and this premises are situated. Buyer acknowledges that the documents will be recorded along with the deed.

      The Seller represents and warrants to the Buyer that it presently has marketable title in fee simple to the premises subject only to those exceptions listed in the title report, to be provided. The Seller further warrants that it will not cause or permit any adverse changes in its title to the premises at any time prior to the Closing of Title. If the title report requires actions or payments by the Seller in order to preserve Seller's title, the Seller will promptly make all of said payments and will promptly perform all of said acts without permitting any default.

      If at the Closing Date there may be any mortgages, liens or encumbrances which Seller is obligated to pay and discharge, Seller may use all or any portion of the Purchase Price payable at the Closing to satisfy the same, provided (i) Seller shall simultaneously deliver instruments in recordable form and sufficient to satisfy such mortgages, liens and encumbrances of record together with the cost of recording or filing said instruments which the title company employed by Buyer shall approve in order to omit such mortgages, liens and encumbrances from Buyer's title insurance commitment; or (ii) Seller shall have made arrangements with the title company employed by Buyer in advance of Closing, which are acceptable to and required by it, to insure the obtaining and recording of such satisfactions and the issuance of title insurance to Buyer free of any such liens and encumbrances.

4. COMPLIANCE WITH ECRA. Buyer shall have the obligation of affirmatively complying with all of the requirements of the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq ("ECRA"), or, in the alternative, to obtain a letter of non-applicability stating that the transaction contained in the agreement of sale is not a transaction which triggers the application of ECRA.

      In the event that the sale of the property requires that the property be reviewed pursuant to ECRA, then Buyer shall notify the New Jersey Department of Environmental Protection ("NJDEP") and submit all necessary forms and fees in a timely manner so that closing is not delayed beyond the time designated in the agreement.

      Buyer shall indemnify, defend and hold Seller harmless from and against all claims, liabilities, losses, damages and costs, foreseen and unforeseen, including, without limitation, counsel, engineering and other professional expert fees, which Seller may incur by reason of Buyer's action or non-action with regard to Buyer's obligation under this paragraph. This paragraph shall survive closing of title.

5. BUYER'S REPRESENTATIONS. Buyer represents and warrants to Seller that:

      a. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement;

      b. The execution and performance of this Agreement shall not be a breach or violation of any Agreement to which the Buyer is a party.

      c. Buyer is acquiring the Property in reliance upon its own investigations as well as Seller's warranties and representations set forth herein. The Buyer is not relying upon any oral representations of the Seller that are not otherwise set forth in writing herein.

6. SELLER'S REPRESENTATIONS. Seller represents and warrants to Buyer that:

      a. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

      b. The Seller has not entered into any other Agreement for the sale of the Premises nor does any person or entity other than Buyer have any right or option to acquire the Premises.

      c. Seller has not received written notice, and Seller is not aware, of pending or contemplated condemnation proceedings affecting the Premises or any part thereof as of the date of this Agreement, and, if Seller receives any such written notice or such information prior to Closing, Seller agrees to provide Buyer with such information, including a copy of any written notice.

      d. Seller has not received written notice, and Seller is not aware, of any default or breach under any covenant, condition, restriction, right-of-way or easement affecting the Premises, or any portion thereof as of the date of this Agreement, and, if Seller receives any such written notice or such information prior to Closing, Seller agrees to provide Buyer with such information, including a copy of any written notice.

      e. Seller is a corporation of the State of New Jersey in good standing.

      f. Seller has not received any written notice, and Seller is not aware, of existing violations of any Federal, State, County, municipal or local laws, ordinances, orders, regulations or requirements affecting the Premises as of the date of this Agreement, and, if Seller receives any such written notice or such information prior to Closing, Seller agrees to provide Buyer with such information, including a copy of any written notice.

      g. Seller has not received any written notice from the holder(s) of any mortgages upon the Premises, any insurance company which has issued a policy with respect to the Premises, or any board of fire underwriters (or other body of similar functions) claiming any default in Seller's performance under said documents and, if Seller receives any such written notice prior to Closing, Seller agrees to provide Buyer with a copy thereof.

      h. Seller has received no written notice, and Seller is not aware, of any litigation or administrative or governmental proceeding pending or threatened against or relating to the title to the Premises or which would materially adversely affect Buyer's purchase, ownership, operation of, construction and development of the Premises as of the date of this Agreement, and, Seller shall give to Buyer prompt notice of the institution of any such litigation or proceeding prior to the Closing of which Seller receives written notice or of which Seller becomes aware, and Seller agrees to provide Buyer with such information including a copy of any written notice.

7. CONDITION OF THE PREMISES. Buyer acknowledges and agrees that, other than is expressly set forth elsewhere in this Agreement, Seller has made no representations or warranties regarding the Premises, including, without limitation, its condition, its past use, or its suitability for Buyer's intended use thereof, and that Buyer is acquiring the Premises on an "AS IS" basis.

8. ASSIGNABILITY. The Buyer may not assign its rights and duties under this Contract.

9. NOTICE. All notices, requests, consents, approvals or other communications under this Agreement shall be in writing and mailed by U.S. Registered or Certified mail.

10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and/or assigns.

11. AMENDMENT AND WAIVER. Any provisions of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed by all parties to this Agreement.

12. APPLICABLE LAW. This Agreement and the rights of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New Jersey.

13. SEVERABILITY. In the event any one or more provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Agreement invalid or unenforceable and the remaining provisions hereof shall remain in full force and effect.

14. Said premises are sold and conveyed subject to the following:

      (a) any state of facts an accurate survey or physical inspection may show provided same does not render title unmarketable; (b) covenants, restrictions, easements, reservations, consents and agreements of record, if any, provided same are not violated by the existing structure and present use thereof and/or render title unmarketable; (c) rights, if any, acquired by the utility company to maintain and operate lines, wires, cables, poles, etc., in, over, and upon said premises; (d) street widenings, existing or proposed, if any, provided same do not encroach on existing buildings or violate their present use; (e) the violations of any covenant or restriction shall not be deemed an objection to title provided the title company insuring title shall agree to insure that such improvements may remain in their present location as long as same shall stand.

15. Seller and Buyer each warrants and represents to the other that it has dealt with no broker which would result in a commission or other compensation being due with respect to the sale of the premises and Seller and Buyer each agree to indemnify and hold the other harmless with respect to any judgment, damages, legal fees, court costs and any liabilities of any nature whatsoever arising from breach of its representation.

16. All prior understandings and agreements between Seller and Buyer are merged into this agreement. It completely expresses their full agreement. It has been entered into after full investigation, neither party relying upon any statements made by anyone else that are not set forth in this agreement.

17. If Seller is unable to transfer title to Buyer in accordance with this agreement, Seller's sole liability shall be to refund all money paid on account of this agreement, plus all charges made for (i) examining the title; (ii) any appropriate additional searches made in accordance with this agreement, and (iii) survey and survey inspection charges. Upon such refund and payment this agreement shall be considered concelled, and neither Seller nor Buyer shall have any further rights against the other.

18. The parties agree, subject to those contingencies and conditions to closing contained herein, that in the event Buyer fails to comply with any of the terms of this Agreement and closing does not take place on the Closing date as set forth in this Agreement, then the damage which Seller will sustain as a result thereof will be substantial but will be difficult, if not impossible, to ascertain.

            The parties therefore agree that in such event Seller's sole and exclusive remedy shall be to terminate this Agreement, in which event all obligations hereunder shall be deemed null and void, and to retain the Deposit as liquidated damages, to recompense Seller for time spent, labor and services performed, and loss of the benefit of its bargain.

19. Except as is otherwise specifically provided, no representations or warranties by Seller shall survive the passage of the deed.

20. Closing proceeds will be paid by certified or bank check or draft. Third party endorsed checks, whether certified or bank checks, and uncertified funding company, mortgage broker, attorney or private mortgage company checks or drafts shall not be deemed to be acceptable funds hereunder.

21. In any construction of the terms of this agreement, none of its terms shall be construed against the Sellers or their attorney by reason of the fact that the Sellers or their attorney drew the agreement since the final terms of this agreement are the result of negotiations by parties having equal bargaining power, with each of the parties having full access to legal representation.

22. Buyers, at least ten (10) days before the date scheduled for closing, shall furnish Seller's attorney with any objections to title which may have been returned by the title company or anyone examining title to the premises, and if it appears from such objections or exceptions, that time will be required within which to remove the same, then and in that event, Sellers shall have reasonable adjournment or adjournments, from time to time, within which to clear such objections or exceptions.

23. This agreement shall be considered only an offer on the part of the Buyers and shall not be enforceable as against the Seller until executed by the Seller.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Rider on the day and year written below.

                                     CHERRY HILL INDUSTRIAL SITES, INC.
                                        A New Jersey Corporation

ATTEST:


/s/ [Illegible]                      By /s/ Paul Heise
--------------------------              ------------------------------
Secretary                               Paul Heise, President


                                     MARSAM PHARMACEUTICALS
                                        A Delaware Corporation
ATTEST:


/s/ [Illegible]                      By /s/ Marvin Samson
--------------------------              ------------------------------
Secretary                               Marvin Samson, President


Date: 11-12-96

                                   [DIAGRAM]

THIS CERTIFICATION IS MADE ONLY TO ABOVE NAMED PARTIES FOR PURCHASE AND/OR MORTGAGE TO HEREIN DELINEATED PROPERTY BY ABOVE NAMED PURCHASER. NO RESPONSIBILITY OR LIABILITY IS ASSUMED BY SURVEYOR FOR USE OF SURVEY FOR ANY OTHER PURPOSE INCLUDING, BUT NOT LIMITED TO, USE OF SURVEY FOR SURVEY AFFIDAVIT, RELEASE OF PROPERTY, OR TO ANY OTHER PERSON NOT LISTED IN CERTIFICATION, EITHER DIRECTLY OR INDIRECTLY. TO: ANY INSUROR OF TITLE RELYING HEREON AND ANY OTHER PARTY IN INTEREST IN CONSIDERATION OF THE FEE PAID FOR MAKING THIS SURVEY, I HEREBY CERTIFY TO ITS ACCURACY (EXCEPT SUCH EASEMENTS, IF ANY, THAT MAY BE LOCATED BELOW THE SURFACE OF THE LANDS OR ON THE SRUFACE OF THE LANDS AND NOT VISIBLE) AS AN INDUCEMENT FOR ANY INSUROR OF TITLE TO INSURE THE TITLE TO THE LANDS AND PREMISES SHOWN THEREON. THIS RESPONSIBILITY LIMITED TO THE CURRENT MATTER AS OF THE DATE OF THIS SURVEY."


                            /s/ Edward S. McConnell
                          ---------------------------
                              EDWARD S. MCCONNELL
                               LICENSED SURVEYOR

                                    NJ 17432
                                    PA 17413

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                                 PLAN OF SURVEY
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                                  Building 15
                          Cherry Hill Industrial Sites

                              Cherry Hill Township
                               Camden County, NJ
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                           EDWARD S. MCCONNELL ASSOC.
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                         LAND SURVEYING & LAND PLANNING
              P.O. Box 2202 Cherry Hill, N.J. 08034 (609) 482-0662
             3119 Bayland Dr. Ocean City, N.J. 08226 (609) 398-8280
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                    PROJECT NUMBER   DW'N. BY   C K'D. BY
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                      102-57-93     [ILLEGIBLE]   DAVID
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                        SCALE                DATE
                       1" = 100'       NOVEMBER 22, 1993
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